EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

National Presto Industries, Inc.
Eau Claire, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-46711) of National Presto Industries, Inc. of our reports dated March 17, 2014, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of National Presto Industries, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/BDO USA, LLP
Milwaukee, Wisconsin
March 17, 2014